Exhibit 99.2
For Release April 26, 2012
1:01 p.m. Pacific

Clearwire TDD-LTE Network to Serve 4G “Hot Zones” in New York, San Francisco, Los Angeles, Chicago, Seattle and More

•	TDD-LTE Network Planned for High Demand “Hot Zones” in 31 Markets

•	Initial Market Launches Scheduled for Early 2013, with Remaining Markets Planned for Mid-2013

BELLEVUE, Wash. - April 26, 2012 - Clearwire Corporation (NASDAQ: CLWR) today announced that New York City, San Francisco, Los Angeles, Chicago and Seattle will be among the 31 cities where the company will launch its TDD-LTE network during the first half of 2013. Deployment of Clearwire's TDD-LTE network will target high demand “hot zones” in major urban centers where demand for 4G mobile broadband access is high and the need for deep 4G capacity resources is most acute.

“Our new 4G network will show that not all LTE networks are created equal,” said Erik Prusch, President and CEO of Clearwire. “Clearwire's LTE Advanced-ready network will deploy our deep spectrum resources for the next great era in mobile broadband in which capacity is king. We're positioned to bring much needed capacity on a wholesale basis to address the unbridled demand for mobile data and the scarcity of spectrum in major urban and suburban markets.”

Clearwire LTE: The Next-Generation of 4G
Clearwire's next-generation LTE Advanced-ready network will be a major advancement over the current LTE networks deployed in the U.S. By leveraging its deep spectrum holdings to commercialize large contiguous swaths of spectrum in a given market, Clearwire believes its LTE Advanced-ready network will further differentiate it as a leader in next-generation 4G mobile broadband technology, capable of serving the current and anticipated future demands of wholesale and retail customers.
The company will announce the additional cities where it will launch TDD-LTE service at a later date.

About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services offering services in areas of the U.S. where more than 130 million people live. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the retail, technology and telecommunications industries, including Sprint and NetZero. The company is constructing a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market, and is also working closely with the Global TDD-LTE Initiative and China Mobile to further the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management's current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management's expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words "will," "would," "may," "should," "estimate," "project," "forecast," "intend," "expect," "believe," "target," "designed," "plan" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire's control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:

•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

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If our business fails to perform as we expect or if we incur unforeseen expenses in the near term, we may require additional capital to fund our current business. Also, we will need substantial additional capital over the long-term. Such additional capital may not be available on acceptable terms or at all. If we fail to obtain additional capital, our business prospects, financial condition and results of operations will likely be materially and adversely affected, and we will be forced to consider all available alternatives.

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Our current plans and projections are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and the expected timing and costs of deploying LTE on our wireless broadband network.

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Our business has become increasingly dependent on our wholesale partners, and Sprint in particular. If we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into new agreements with additional wholesale partners for significant new wholesale commitments, our business prospects, results of operations and financial condition could be adversely affected, or we could be forced to consider all available alternatives.

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We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and/or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

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We plan to deploy LTE on our wireless broadband network, alongside mobile WiMAX and we will incur significant costs to deploy such technology. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service, as well as our ability to generate new wholesale customers for the new network.

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We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks, and will be dependent on commercial partners to deliver equipment and devices for our planned LTE network as well.

•	Many of our competitors for our retail business are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

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Sprint owns just less than a majority of our common shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire's filings with the Securities and Exchange Commission, including the information under the heading "Risk Factors" in our Annual Report on Form 10-K filed on February 16, 2012 and in subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

CONTACTS:
Investor Relations:
Alice Ryder, 425-636-5828
alice.ryder@clearwire.com

Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com

JLM Partners for Clearwire:

Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com